BY-LAWS

                               OF

              THE EMPIRE DISTRICT ELECTRIC COMPANY

                   (As Amended April 27, 2000)










              Principal Office in Joplin, Missouri

                              INDEX




               ARTICLE I
                    Location of Offices                       1

               ARTICLE II
                    Meetings of Stockholders                  1

               ARTICLE III
                    Directors                                 2

               ARTICLE IV
                    Officers                                  4

               ARTICLE V
                    Indemnification                           7

               ARTICLE VI
                    Capital Stock                             9

               ARTICLE VII
                    Miscellaneous                            11

               ARTICLE VIII
                    Emergency - Provisions Governing         12

              THE EMPIRE DISTRICT ELECTRIC COMPANY

                             BY-LAWS



                            ARTICLE I
                       LOCATION OF OFFICES

   SECTION  1  -  REGISTERED  OFFICE. The  registered  office  in
Kansas of The Empire District Electric Company (the "Company") shall be in Topeka.

   SECTION 2 - PRINCIPAL AND OTHER OFFICES. The principal office or place of business of the Company shall be in Joplin, Missouri.
The Company may also have an office or offices in any other place or places, either within or without the State of Kansas.


                           ARTICLE II
                    MEETINGS OF STOCKHOLDERS

   SECTION 1 - ANNUAL MEETINGS. The annual meeting of stockholders for the election of directors and the transaction of such other business as may come before the meeting shall be held at such place, either within or without the State of Kansas, as may be designated by resolution of the Board of Directors, on the third Thursday in April of each year or, if that be a legal holiday, on the next succeeding day not a legal holiday, at 9:30 A.M. (Joplin Time), or at such other time and on such other day as may be fixed by resolution of the Board of Directors.

   SECTION  2  -  SPECIAL  MEETINGS.  Special  meetings  of   the
stockholders, which may be held either within or without the State of Kansas, may be called at any time by the Board of Directors or by the President or a Vice President.

   SECTION  3  -   LIST   OF
STOCKHOLDERS. The Secretary or any other officer who shall have charge of the stock ledger of the Company shall prepare and make, at least ten (10) days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held; and such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

   SECTION 4 - VOTING. Unless it shall be otherwise provided in the Articles of Incorporation of the Company, each stockholder shall be entitled at every meeting of the stockholders to one vote in person or by proxy for each share of the capital stock of the Company held by such stockholder; but no proxy shall be voted after three (3) years from its date, unless said proxy provides for a longer period. Except where the transfer books of the Company shall have been closed or a date shall have been fixed as a record date for the determination of the stockholders of the Company entitled to vote, no share of stock shall be voted at any election for directors which shall have been transferred on the books of the Company within twenty (20) days next preceding such election of directors.

   SECTION 5 - NOTICE. Notice stating the place, time and purposes of all meetings of stockholders shall be mailed by the Secretary of the Company to each stockholder of record entitled to notice at his or her last known post office address not less than ten (10) nor more than fifty (50) days prior thereto.

   SECTION 6 - QUORUM. Subject to the provisions of the General Corporation Code of the State of Kansas and the Articles of Incorporation of the Company, the holders of a majority of the shares of the capital stock of the Company having voting power shall be present in person or represented by proxy at any meeting in order to constitute a quorum for, and the votes that shall be necessary for, the transaction of any business; but the holders of a smaller number of shares may adjourn from time to time without further notice other than by announcement at the meeting until a quorum shall be obtained.

   SECTION  7  -  CONTROL  SHARE  ACQUISITIONS.  Kansas  Statutes
Annotated 17-1286 through 17-1298 shall not apply to control share acquisitions (as defined therein) of the Company's capital stock.



                           ARTICLE III
                            DIRECTORS

     SECTION 1 - FUNCTION. The business of the Company shall be managed by its Board of Directors.

   SECTION  2  -  QUORUM.  A  majority of  the  total  number  of directors shall constitute a quorum for the transaction of business, except as may be otherwise provided by these By-laws, in the Articles of Incorporation of the Company or in the General Corporation Code of the State of Kansas; but from time to time a smaller number of directors may adjourn a meeting without any notice other than by announcement at the meeting until a quorum shall be obtained. A record shall be made of each such adjournment.

   SECTION 3 - PLACE OF MEETING. Subject to the provisions of this Article, meetings of the Board of Directors may be held at any place within or without the State of Kansas. Unless otherwise restricted by the Articles of Incorporation or these By-laws, members of the Board of Directors or of any committee thereof may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this second sentence of Section 3 shall constitute presence in person at such meeting.

   SECTION 4 - EFFECTIVE ACTION. Except as may otherwise be provided by law, the Articles of Incorporation of the Company or these By-laws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. In addition, unless otherwise restricted by the Articles of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

   SECTION 5 - MEETINGS. All regular meetings of the Board of Directors shall be held within or without the State of Kansas and at such time, date and place as may from time to time be fixed by resolution of the Board; provided, however, that the Chairman of the Board, or the President or a Vice President may, with the concurrence of a majority of the Board of Directors, change the time, date or place of any regular meeting, provided that oral, telegraphic or written notice is duly served on or sent or mailed to each director not less than two days before any such meeting. Except as otherwise provided for in the immediately preceding sentence, no notice of regular meetings as set by the Board of Directors need be given. Special meetings of the Board of Directors may be held at any time, date and place upon call of the Chairman of the Board of Directors, or the President, or any three of the other directors or a Vice President, by oral, telegraphic or written notice, duly served on or sent or mailed to each director not less than two days before any such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders. Any meeting may be held without notice if all of the directors are present at the meeting, or if all of the directors sign a waiver thereof in writing.

   SECTION 6 - COMMITTEES, GENERAL. By resolution or resolutions passed by a majority of the whole Board of Directors, the Board may create and designate various committees, which committees shall

   (i)    consist of two or more of the directors of the Company,

   (ii) have and may exercise the powers of the Board of Directors in the management of the business or affairs of the Company to the extent provided in such resolution or resolutions, these By-laws or in the Articles of Incorporation of the Company,

   (iii) have power to authorize the seal of the Company to be affixed to all papers which may require it, and

   (iv) have such name or names as may be stated in the Articles of Incorporation of the Company, or these By-laws, or as may be determined from time to time by resolution adopted by the Board of Directors.

Any such committee shall meet at such stated times and places or on such call or notice, keep such minutes or other records, make such reports, adopt or follow such rules of procedure and have such quorum as may be prescribed by, or pursuant to, resolution or resolutions of the Board of Directors; but unless and until any such resolution or resolutions shall have been adopted, any such committee shall adopt its own rules and regulations for the calling and holding of its meetings, the making of reports and the keeping of records.

   SECTION 7 - EXECUTIVE COMMITTEE. If there shall be an Executive Committee, it shall not have authority to make, alter or amend the By-laws; but unless the Board of Directors shall otherwise prescribe from time to time, the Executive Committee may exercise between meetings of the Board of Directors all other powers of the Board of Directors except

    (i) the power to fill vacancies in the Board of Directors itself,

   (ii) the power to fill vacancies in the membership of the Executive Committee or any other standing committee of the Board of Directors (which vacancies in standing committees shall be filled by the Board of Directors),

   (iii) the power to close the stock transfer books or fix record dates as provided in Section 4 of Article VI of these By-laws,

  (iv)    powers   which  these  By-laws  provide  shall   be
          exercised only by a majority of the whole Board of Directors, and

   (v) powers which by law must be exercised by the Board itself.

   SECTION 8 - COMPENSATION. Directors and members of standing committees thereof shall receive such compensation as the Board may prescribe from time to time.


                           ARTICLE IV
                            OFFICERS

   SECTION 1 - REQUIRED AND OPTIONAL, ELECTION. At the first meeting of the Board of Directors of the Company following each annual election of directors, a majority of the whole Board of Directors shall choose a President, one or more Vice Presidents, a Secretary and a Treasurer; and at such meetings or at any other meeting, a majority of the whole Board of Directors may choose a Chairman of the Board, one or more Assistant Secretaries, one or more Assistant Treasurers and any other officers which such majority may deem to be necessary; and shall designate from among the officers so chosen a Principal Financial Officer and a Principal Accounting Officer who may be the same person. At any meeting a majority of the whole Board of Directors may designate any Vice President as the Executive Vice President.

   SECTION 2 - QUALIFICATION, COMBINING OFFICES, REQUIRING BOND. The Chairman of the Board, if any there be, and the President shall be chosen from among the directors and may be the same person. The Secretary and the Treasurer may be the same person. If deemed advisable by the Board of Directors a Vice President may hold the office of Vice President and Treasurer or Vice President and Secretary, but not the offices of Vice President, Secretary and Treasurer. The Board of Directors shall require the Treasurer, and may require other officers, to give such bond indemnifying the Company against fraud or dishonesty as it shall deem advisable.

   SECTION 3 - TERM. The officers of the Company shall hold their offices until their successors are chosen and qualified unless the respective term of office has been terminated by resignation in writing duly filed in the office of the Secretary of the Company; but a majority of the whole Board of Directors at any meeting thereof may remove any officer with or without cause.

   SECTION  4  -  VACANCIES. A majority of  the  whole  Board  of
Directors shall fill any vacancy in the office of the President, the Secretary or the Treasurer and may fill the vacancies occurring in other offices.

   SECTION 5 - CHAIRMAN. In the event that a Chairman of the Board shall be included among the officers elected, he shall be a member ex officio of any committee of the Board, and may call meetings thereof, and shall preside at all meetings of the Board and, unless the Board shall designate another Director as Chairman of any such standing committee, of any standing committee thereof at which he shall be present. In the event that the offices of the Chairman of the Board and the President are separately held, the Chairman of the Board shall act in an advisory capacity to the President or to any other officer who shall be performing the duties of the President in his absence or in the event of his inability to act, and may act in an advisory capacity to any other officer of the Company; but the Chairman of the Board shall not be required to perform any executive duties. When authorized by the Board of Directors or the Executive Committee, the Chairman of the Board shall have power to sign and execute on behalf of the Company contracts, agreements, deeds, leases or other conveyances, indentures, mortgages, bonds, notes or other evidences of indebtedness, stock or other certificates, powers, assignments, reports, statements and records and other instruments and documents; and may affix or authorize to be affixed thereto the corporate seal of the Company; and he shall also have such special powers and perform such special duties as may be prescribed by the Board of Directors or by the Executive Committee.

   SECTION 6 - PRESIDENT. The President of the Company shall be its chief executive officer. He shall preside at all meetings of the stockholders; and, if there be no Chairman of the Board or in his absence, the President shall preside at all meetings of the Board of Directors. If the Board has not designated a Chairman of any standing committee of the Board and (i) if the officers of the Company shall not include a Chairman of the Board, the President shall preside at all meetings of any standing committee of the Board of Directors, and (ii) if the officers of the Company do include a Chairman of the Board, the President shall preside at all such meetings in the absence of such Chairman. Ex officio, the President shall be a member of any standing committee of the Board of Directors other than any audit committee, and may call meetings thereof. Subject to the supervision and direction of the Board of Directors and the Executive Committee, the President shall have general and active management of the business of the Company and shall see to it that all orders and resolutions of the Board of Directors and any standing committees thereof are carried into effect. The President shall have supervision and direction of the other officers of the Company and shall see that their duties are properly performed. The President may execute on behalf of the Company contracts, agreements, deeds, leases or other conveyances, indentures, mortgages, bonds, notes or other evidences of indebtedness, stock or other certificates, powers, assignments, reports, statements and records and other instruments and documents; and may affix or authorize to be affixed thereto the corporate seal of the Company. The President shall have the general duties and powers of management and supervision usually vested in the office of the President and shall perform such special duties and shall have such special powers as the Board of Directors or the Executive Committee may assign to him from time to time.

   SECTION 7 - EXECUTIVE VICE PRESIDENT. If the Board of Directors shall designate one of the Vice Presidents of the Company as the Executive Vice President, the Vice President so designated shall have the general and active management of the business subject to the supervision and direction of the President, the Executive Committee and the Board of Directors. In the absence of the President or in the event of his inability to act, the Executive Vice President shall perform the duties and may exercise any of the powers of the President. The Executive Vice President shall have power coordinate with the like power of the President to execute instruments and documents on behalf of the Company. The Executive Vice President shall have such special powers and perform such special duties as may be prescribed by the President, the Executive Committee or the Board of Directors.

   SECTION 8 - VICE PRESIDENT(S). The Vice President or Vice Presidents shall have the power coordinate with the like power of the President to execute instruments and documents on behalf of the Company, and any instrument or document so signed by a Vice President shall be as valid and binding as if signed by the President. If there be no Executive Vice President, or if he be absent or disabled, any Vice President may perform any of the duties of the President and exercise any of his powers in his absence or in the event of his inability to act. The Vice President or Vice Presidents shall perform such other duties as the Executive Vice President if there be one, the President, the Executive Committee or the Board of Directors may prescribe from time to time.

   SECTION 9 - SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders; and he shall record all facts and minutes of all such proceedings in books to be kept for that purpose. He shall perform like duties for the Executive Committee and any other standing committee of the Board of Directors, when requested so to do. He shall give or cause to be given notice of all meetings of the stockholders and of special meetings of the Board of Directors and of any change in the time, date or place at which a particular regular meeting is to be held. The Secretary shall notify in writing each director and officer of his election and each member of a standing committee of the Board of Directors of his appointment thereto. The Secretary shall have the custody of the corporate seal of the Company, and shall affix and attest the same when authorized by a Vice President, the President, the Executive Committee or the Board of Directors or, if the officers of the Company include a Chairman of the Board, when authorized by such Chairman pursuant to authorization of the Executive Committee or the Board of Directors. The Secretary shall be the custodian of all papers brought before the stockholders or the Board of Directors for action or ordered on file, of all written contracts, deeds, leases or other instruments of transfer, insurance policies, records and evidences of title to real estate and other property (except moneys and securities) owned, held or controlled by the Company. The Secretary shall keep the stock ledger of the Company and such lists of the stockholders of the Company as may be required by law. The Secretary shall also prepare and make out, before the payment of any dividend on shares of the capital stock of the Company and at least ten (10) days before any stockholders' meeting, a true and correct list, in alphabetical order, of the names of all persons in whose name or names any stock shall stand on the books of the Company at the time of the close of the transfer books, or at the close of business on a record date fixed by these By-laws or by the Board of Directors for the determination of stockholders to whom dividends are to be paid, or who are entitled to vote at such meeting, and enter opposite each name the number of shares held by each. He shall certify such list for use at such stockholders' meeting or, in case of dividend payments, for the use of the Treasurer. He shall perform such other duties as may be assigned to him by the Executive Vice President if there be one, the President, the Executive Committee or the Board of Directors.

   SECTION 10 - TREASURER. The Treasurer shall have custody of the moneys or funds and the securities of the Company, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company with such depositaries as may be designated by the Board of Directors. Except as may be otherwise directed by the Executive Vice President if there be one, the President, the Executive Committee or the Board of Directors, the Treasurer shall disburse the funds of the Company when it shall be necessary or in his judgment proper so to do, taking proper vouchers for such disbursements; and upon request, he shall render to the Executive Vice President if there be one, the President, the Board of Directors or any standing committee thereof an account of his transactions as Treasurer and of the financial condition of the Company and the results of its operations. The Treasurer shall have power, whenever authorized by the Board of Directors or the Executive Committee, to borrow money on such terms as shall be deemed proper; and he shall keep himself advised with respect to the finances of the Company. The Treasurer shall perform such other duties as the Executive Vice President if there be one, the President, the Executive Committee or the Board of Directors may prescribe from time to time.

   SECTION 11 - ASSISTANT SECRETARIES. Any Assistant Secretary shall have such powers and perform such duties as the Secretary, the Executive Vice President if there be one, the President, the Executive Committee or the Board of Directors shall give or assign to him. In the event of the absence of the Secretary or his inability to act, any Assistant Secretary shall have all the powers and may perform any of the duties of the Secretary.

   SECTION 12 - ASSISTANT TREASURER. Any Assistant Treasurer shall have such powers and perform such duties as the Treasurer, the Executive Vice President if there be one, the President, the Executive Committee or the Board of Directors shall give or assign to him. In the event of the absence of the Treasurer or his inability to act, any Assistant Treasurer shall have all the powers and may perform any of the duties of the Treasurer.


                            ARTICLE V
                         INDEMNIFICATION

   SECTION 1. Each person who is or was made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified and held harmless by the Company to the fullest extent authorized by the Kansas General Corporation Code, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection therewith; provided, however, that, except as provided in Section 2 of this Article V with respect to proceedings seeking to enforce rights to indemnification, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by a two-thirds vote of the Continuing Directors, as that term is defined in Article V,
Section 5(f) of the Company's Restated Articles of Incorporation, as amended ("Continuing Directors"), of the Company. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending or prosecuting any such proceeding in advance of its final disposition; provided, however, that, if the Kansas General Corporation Code requires, the payment of such expenses incurred by a director or officer in such person's capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article V or otherwise.

   SECTION 2. If a claim under Section 1 of this Article V is not paid in full by the Company within thirty days after a written claim has been received by the Company, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition in which case the applicable period shall be ten days, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The claimant shall be presumed to be entitled to indemnification under this Article V upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where any required undertaking has been tendered to the Company), and thereafter the Company shall have the burden of proof to overcome the presumption that the claimant is not so entitled. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the Kansas General Corporation Code for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the

Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in the Kansas General Corporation Code, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

   SECTION 3. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquired under any statute, provision of the Articles of Incorporation or By-law, agreement, vote of stockholders or disinterested directors or otherwise both as to action in such person's official capacity and as to action in another capacity while holding such office.

   SECTION 4. The Company may enter into contracts in such form as may be approved by the Board of Directors or one or more officers designated by the Board with any director, officer, employee or agent of the Company or any subsidiaries providing indemnification to the full extent authorized or permitted by the Kansas General Corporation Code and may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and other similar arrangements) to ensure the payment of such amounts as may become necessary to effect indemnification pursuant to such contracts or otherwise. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Article V.

   SECTION 5. The Company's indemnity of any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be reduced by any amounts such person may collect as indemnification from such other corporation, partnership, joint venture, trust or other enterprise.

   SECTION 6. The Company may, by action of its Board of Directors, authorize one or more officers to grant rights to advancement of expenses to employees or agents of the Company on such terms and conditions as such officer or officers deem appropriate under the circumstances. The Company may, by action of its Board of Directors, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the Company with the same scope and effect as the provisions of this Article V with respect to the indemnification and advancement of expenses of directors and officers of the Company; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board of Directors.

   SECTION 7. Anything in this Article V to the contrary notwithstanding, no elimination of this By-law, and no amendment of this By-law adversely affecting the right of any person to indemnification or advancement of expenses hereunder shall be effective until the sixtieth day following notice to such indemnified person of such action, and no elimination of or amendment to this By-law shall deprive any such person of such person's rights hereunder arising out of alleged or actual occurrences, acts or failures to act which had their origin prior to such sixtieth day.

   SECTION 8. In case any provision in this Article V shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Company to afford indemnification and advancement of expenses to the persons indemnified hereby to the fullest extent permitted by law.

   SECTION  9.  For  purposes of this Article  V,  references  to
"other  enterprises"  shall  include  employee  benefit   plans;
references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company."

   SECTION 10. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise provided when authorized, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

   SECTION 11. For purposes of this Article V, references to "the Company" shall include any subsidiary of the Company and shall also include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article V with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.



                           ARTICLE VI
                          CAPITAL STOCK

   SECTION 1 - CERTIFICATES. Certificates for shares of the capital stock of the Company shall be in such form not inconsistent with the provisions of the General Corporation Code of the State of Kansas, as the same is now constituted or as it may be amended, or of the Articles of Incorporation of the Company as shall be approved by the Board of Directors of the Company, and shall contain the recitals required by said Code. Such certificates shall be

   (i) signed by, or in the name of the Company by the President or a Vice President and either the Treasurer or an Assistant Treasurer or the Secretary or an Assistant
       Secretary of the Company, and

   (ii)     sealed with the seal of the Company;

provided, however, that where any such certificate is signed by a transfer agent or an assistant transfer agent, or by a transfer clerk acting on behalf of the Company and a registrar, the signature of such President, Vice President, Treasurer, Assistant

Treasurer, Secretary or Assistant Secretary and the seal of the Company may be facsimile. In case any officer or officers of the Company who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Company, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Company, such certificate or certificates may nevertheless be adopted by the Company and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Company. Such certificates shall evidence the fact that the person named therein is the owner of the share or shares therein described and certify the number of shares owned by him. Such certificates shall be numbered; and the name of the person, individual, firm, corporation or association owning the shares represented by each such certificate, with the number of shares and date of issue, shall be entered in the Company's books. All certificates surrendered to the Company shall be canceled. No new certificates to represent previously issued shares shall be issued until a former certificate or certificates for the same number of shares shall have been surrendered and canceled, except as hereinafter in this Section provided. The Company may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed; and the directors of the Company may require, in their discretion, the owner of the lost or destroyed certificate, or his legal representatives, to give to the Company a bond sufficient to indemnify the Company against any claim that may be made against it on account of the alleged loss of any such certificate. A new certificate may be issued without requiring any bond when in the judgment of the directors it is proper to do so.

   SECTION 2 - TRANSFER, GENERAL. Except as otherwise provided in the General Corporation Code of Kansas, transfers of the capital stock of the Company and the certificates of stock which represent the stock shall be governed by Article 8 of the Uniform Commercial Code.

   SECTION 3 - RECORD HOLDINGS. The Company shall be entitled to treat the owner or holder of record of any share or shares of stock as the owner or holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof save as expressly provided by the laws of the State of Kansas.

   SECTION 4 - CLOSING TRANSFER BOOKS AND RECORD DATES, GENERAL. The Board of Directors of the Company shall have power to close the stock transfer books of the Company for a period not exceeding sixty (60) nor less than ten (10) days preceding the date of:

   A. any meeting of stockholders, or
   B. any payment of any dividends, or
   C. any allotment of rights, or
   D. any effective date of change or conversion or exchange of capital stock;

provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors of the Company may fix in advance a date, not exceeding sixty (60) nor less than ten
(10) days preceding the effective date of any of the above-enumerated transactions, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to receive notice of any such transactions, or to participate in any such transactions, notwithstanding any transfer of any stock on the books of the Company after such record date fixed as aforesaid.

   SECTION 5 - RECORD DATES, DIVIDENDS AND MEETINGS. Unless and until the Board of Directors of the Company shall have otherwise provided by resolution, the stock transfer books of the Company shall not be closed for any period for or preceding the payment of dividends or for, preceding or in connection with, any meeting of stockholders.

   SECTION 6 - EXCHANGES OF CERTIFICATES. While the transfer books are closed, no transfer of shares of the capital stock of the Company shall be made; but this shall not prevent the issuance on the application of any stockholder of certificates of smaller denominations in lieu of certificates of larger denominations, or vice versa, provided the amount of shares standing in such stockholder's name shall not thereby be increased or diminished.

   SECTION 7 - RULES AND REGULATIONS. The Board of Directors may at any time adopt such additional and further rules and regulations (not inconsistent with law, the Articles of Incorporation of the Company or these By-laws) relating to the issuance, transfer and safety of stock certificates as it may deem advisable.

   SECTION 8 - INSPECTION OF BOOKS AND RECORDS. Any stockholder, in person or by attorney or other agent, upon written demand under oath stating the purpose thereof, shall have the right during the usual hours for business to inspect for any proper purpose the Company's By-laws, stock register, a list of its stockholders, books of accounts, records of the proceedings of the stockholders and directors, and the Company's other books and records, and to make copies or extract therefrom. In every instance where an attorney or other agent shall be the person who seeks the right of inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on the behalf of the stockholder.

                           ARTICLE VII
                          MISCELLANEOUS

   SECTION 1 - FISCAL YEAR. The fiscal year of the Company shall begin on the first day of January in each year.

   SECTION 2 - NEGOTIABLE INSTRUMENTS. Except as may be otherwise from time to time prescribed or determined by, or pursuant to authorization of, the Board of Directors of the Company with respect to the payment of money out of agent's funds of the Company or other similar funds of the Company maintained on an imprest basis and limited in amount, all checks, notes, drafts, bills, acceptances, warrants or orders for the payment of money shall be signed and countersigned by such persons as the Board of Directors or the Executive Committee of the Company may designate from time to time for such purpose.

   SECTION 3 - SEAL. The seal of the Company shall be in the form of a circle and shall bear the name of the Company and of the State in which it was incorporated, and the year of its incor poration.

   SECTION 4 - WAIVER OF NOTICE. Any notice required by the By-laws or the Articles of Incorporation of the Company or by any provision of law or otherwise of the time, date, place and purpose of any meeting of stockholders of the Company or of its Board of Directors may be dispensed with if every stockholder entitled to vote at such meeting shall either attend in person or be represented thereat by proxy, or if every director shall attend in person, or if every absent stockholder entitled to vote at such meeting or every absent director shall file in writing with the records of the meeting, either before or after the holding thereof, waiver of such notice.

                          ARTICLE VIII
               EMERGENCIES  - PROVISIONS GOVERNING

   SECTION 1 - CALL OF SPECIAL BOARD MEETING. In the event of warlike damage to the area in which the Company operates, any officer of the Company who is able to reach the head office or temporary head office of the Company, or communicate therewith, shall call a special meeting of the Board of Directors (i) if in his judgment there has been such loss of life or personal injury, such damage to property or such disruption of transportation or communications that the provisions of this Article should be put into effect, and (ii) if no regular or special meeting of the Board would otherwise take place before a meeting called by him could be convened.

   SECTION 2 - DECLARATION OF EMERGENCY, QUORUM. If, within seventy-two (72) hours of the call of such a special meeting of the Board of Directors of the Company, or of the date of a regular meeting thereof, a majority of the whole Board of Directors cannot be present as a result of a national disaster due to enemy action, one-third (1/3) of the whole Board of Directors shall constitute a quorum for the transaction of any business of such meeting, and may declare an emergency; and for any subsequent meeting of the Board of Directors convened during such an emergency so declared, one-third (1/3) of the whole Board of Directors likewise shall constitute a quorum for the transaction of any business.

   SECTION 3 - DURATION OF EMERGENCY. If, pursuant to the authorization contained in Section 2 of this Article VIII, the Board of Directors of the Company shall declare the existence of an emergency, such emergency so declared shall be deemed to continue until a meeting of the stockholders (whether special or annual) can be convened; and the Board of Directors shall arrange for the holding of a meeting of the stockholders as soon as, in its judgment, it shall be practicable to do so.

   SECTION 4 - FILLING VACANCIES. During such emergency so declared, vacancies in the Board of Directors of the Company may be filled in accordance with and pursuant to the authorization contained in Section 3 of Article VI of the Articles of Incorporation of the Company.

   SECTION 5 - CHIEF EXECUTIVE OFFICER. If, at the meeting at which the Board of Directors shall have declared the existence of an emergency, the President of the Company shall not have survived the disaster or shall have been disabled, or shall be unable to communicate with any of the directors who shall be present at said meeting, the Board shall appoint as chief executive officer the highest ranking officer of the Company who shall have survived, and shall not have been disabled and who shall be able to communicate with a director present at said meeting; and if the President shall not have survived the disaster, the Board shall choose at such meeting the person whom it shall have appointed the chief executive officer as President, and elect him to the vacancy in the Board of Directors caused by the death of the former President.

   SECTION 6 - TREASURER, SECRETARY. If, at the meeting at which the Board of Directors shall have declared the existence of an emergency, either the Treasurer or the Secretary of the Company shall not have survived the disaster or shall have been disabled thereby or shall not be able to communicate with the chief executive officer, the Board of Directors at such meeting shall appoint as Secretary or Treasurer, as the case may be, a person other than the chief executive officer who shall have survived the disaster, and shall not have been disabled thereby, and who is able to communicate with the chief executive officer.
   SECTION 7 - TERM OF OFFICE. Any person appointed as an officer pursuant to the provisions of this Article VIII shall hold office for the duration of the emergency, and until his successor shall be elected and qualified, unless sooner removed by a majority of the directors present and acting at a meeting of the Board of Directors at which a quorum (as defined in Section 2 of this Article VIII) shall be present.

   SECTION 8 - AUTOMATIC TRANSFERS OF PRESIDENT'S DUTIES AND POWERS. If, after forty-eight (48) hours after the date fixed for the first meeting (whether regular or special) of the Board of Directors which follows a national disaster due to enemy action, less than three (3) members of the Board of Directors are able to be present at the meeting, the duties and powers of the President shall pass automatically (without action by the Board of Directors) to the Chairman of the Board (provided he shall be an officer), if the President shall not have survived the disaster, or shall have been disabled, or shall not be able to communicate with any person at the place where the meeting was to have been held, or at the head office or temporary head office of the
Company. If there be no such Chairman, or such Chairman of the Board also shall not have survived the disaster, or have been disabled, or shall not be able to communicate with any person at the place where the meeting was to have been held, or at the head office or temporary head office of the Company, the duties and powers of the President shall pass automatically (without action by the Board of Directors) to the highest ranking officer or executive of the Company who shall have survived the disaster, shall not have been disabled and shall be able to communicate as aforesaid. If the President shall have survived the disaster, but shall have been disabled or shall be unable to communicate as aforesaid, he shall recover automatically his duties and powers as soon as he shall cease to be disabled or unable to so communicate. Likewise, if any other surviving officer or executive who shall be senior to the officer or executive to whom shall have passed automatically the duties and powers of the President, shall cease to be disabled or shall cease to be unable to communicate, the duties and powers of the President shall pass automatically to him, so that such duties and powers shall always belong to the highest ranking surviving officer or executive who is not disabled and is able to communicate as aforesaid. No officer or executive other than the President shall retain, by virtue of this Section 8, the duties and powers of the President after three or more directors of the Company shall be present at a meeting of the Board of Directors.

   SECTION  9  - RANK OF OFFICERS. For the purpose of Sections  5 and 8 of this Article VIII, the order of rank of the officers and executives of the Company shall be as determined from time to time by resolution of the Board of Directors.

   SECTION 10 - LIABILITY. No director, officer, or executive acting in accordance with the provisions of this Article VIII shall be liable except for fraud.

   SECTION 11 - CONFLICT OF PROVISIONS. In the event of any conflict between the provisions of the other Articles of these By-laws and this Article VIII, the provisions of this Article VIII shall prevail and govern.